EXHIBIT 8.1

LIST OF SUBSIDIARIES OF YANZHOU COAL MINING COMPANY LIMITED

As of December 31, 2012, we owned the following subsidiaries:

Name of Subsidiary	Country of incorporation/ registration and operation
Austar Coal Mine Pty, Limited	Australia
Yanmei Heze Neng Hua Company Limited	PRC
Yancoal Australia Limited	Australia
Shandong Yanmei Shipping Co., Ltd.	PRC
Yanzhou Coal Yulin Neng Hua Company Limited	PRC
Zhongyan Trade Co., Ltd.	PRC
Yanzhou Coal Shanxi Neng Hua Company Limited	PRC
Shanxi Heshun Tianchi Energy Company Limited	PRC
Shanxi Tianhao Chemical Company Limited	PRC
Shandong Hua Ju Energy Company Limited	PRC
Yanzhou Coal Ordos Neng Hua Company Limited	PRC
Inner Mongolia Yize Mining Investment Co., Ltd.	PRC
Inner Mongolia Rongxin Chemical Co., Ltd.	PRC
Inner Mongolia Daxin Industrial Gas Co., Ltd.	PRC
Inner Mongolia Xintai Coal Mining Company Limited	PRC
Yancoal International (Holding) Company Limited	Hong Kong
Yancoal International Resources Development Co., Limited	Hong Kong
Yancoal International Technology Development Co., Limited	Hong Kong
Yancoal International Trading Co., Limited	Hong Kong
Yancoal Technology (Holdings) Co., Ltd.	Australia
Yancoal Resources Limited	Australia
Shandong Coal Trading Centre Co., Ltd.	PRC
Zoucheng Yankuang Beisheng Industry & Trading Co., Ltd.	PRC
Ashton Coal Operations Pty Limited	Australia
Athena Coal Pty Ltd.	Australia
Felix NSW Pty Ltd.	Australia
Moolarben Coal Mines Pty Limited	Australia
Moolarben Coal Operations Pty Ltd.	Australia
Moolarben Coal Sales Pty Ltd.	Australia
Proserpina Coal Pty Ltd.	Australia
Syntech Holdings Pty Ltd.	Australia
Duralie Coal Pty Ltd.	Australia
Gloucester Coal Limited	Australia
Auriada Limited	Northern Ireland
Ballymoney Power Limited	Northern Ireland
Balhoil Nominees Pty Ltd.	Australia
SASE Pty Limited	Australia
CIM Mining Pty Ltd.	Australia
Donaldson Coal Holdings Ltd.	Australia
Monash Coal Holdings Pty Ltd.	Australia
CIM Stratford Pty Ltd.	Australia
CIM Services Pty Ltd.	Australia
Donaldson Coal Pty Ltd.	Australia
Agrarian Finance Pty Ltd.	Australia
Monash Coal Pty Ltd.	Australia
Newcastle Coal Company Pty Ltd.	Australia
Syntech Holdings II Pty Ltd.	Australia
Tonford Pty Ltd.	Australia
UCC Energy Pty Limited	Australia
Wesfarmers Char Pty Ltd.	Australia
Wesfarmers Premier Coal Limited	Australia
White Mining (NSW) Pty Limited	Australia
White Mining Research Pty Ltd.	Australia
White Mining Services Pty Limited	Australia

Name of Subsidiary	Country of incorporation/ registration and operation
White Mining Limited	Australia
Yancoal Canada Resources Co., Ltd.	Canada
Mountfield Properties Pty Ltd.	Australia
AMH (Chinchilla Coal) Pty Ltd.	Australia
Syntech Resources Pty Ltd.	Australia
Yancoal Luxembourg Energy Holding Co., Limited	Luxembourg
Yarrabee Coal Company Pty Ltd.	Australia
Westralian Prospectors NL	Australia
Eucla Mining NL	Australia
CIM Duralie Pty Ltd.	Australia
Duralie Coal Marketing Pty Ltd.	Australia
Gloucester (SPV) Pty Ltd	Australia
Gloucester (Sub Holdings 1) Pty Ltd.	Australia
Gloucester (Sub Holdings 2) Pty Ltd.	Australia
Donaldson Coal Finance Pty Ltd.	Australia
Stradford Coal Pty Ltd.	Australia
Straford Coal Marketing Pty Ltd.	Australia
Abakk Pty Ltd.	Australia
Primecoal International Pty Ltd.	Australia
Athena Holdings P/L	Australia
Premier Coal Holdings P/L	Australia
Tonford Holdings P/L	Australia
Wilpeena Holdings P/L	Australia
Yancoal Energy P/L	Australia
Yancoal Technology Development Pty Ltd.	Australia